Exhibit 10.37

STOCK OPTION AGREEMENT

under the

UDR, INC.

1999 LONG-TERM INCENTIVE PLAN

Optionee:

Number of Shares Subject to Option:

Exercise Price per Share:	$

Date of Grant:

1.Grant of Option.   UDR, Inc. (the "Company") hereby grants to the Optionee named above (the "Optionee"), under the UDR, Inc. 1999 Long-Term Incentive Plan (the "Plan"), an Option to purchase, on the terms and conditions set forth in this agreement (this "Option Agreement") and the Plan, the number of shares indicated above of the Company's $0.01 par value common stock (the "Stock"), at the exercise price per share set forth above (the "Option").  It is intended that the Option will qualify as an Incentive Stock Option to the maximum extent possible, with any portion that does not so qualify being a Non-Qualified Stock Option.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan.
2.Vesting of Option.   Unless the exerciseability of the Option is accelerated in accordance with Article 14, other than Section 14.9, of the Plan, the Option shall vest (become exercisable) on ______________.
3.Period of Option and Limitations on Right to Exercise.   The Option will, to the extent not previously exercised, lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Option under the circumstances described in paragraphs (b), (c) and (d) below, provide in writing that the Option will extend until a later date; provided, that, for avoidance of doubt, in no event will the Option remain outstanding beyond the Expiration Date set forth in paragraph (a) below:
(a) The Option shall lapse as of 5:00 p.m., Eastern Time, on the tenth anniversary of the date of grant (the "Expiration Date").
(b) The Option shall lapse three months after the Optionee's termination of employment for any reason other than the Optionee's death or Disability.
(c) If the Optionee's employment terminates by any reason of Disability, the Option shall lapse one year after the date of the Optionee's termination of employment;
(d) If the Optionee dies while employed, or during the three-month period described in subsection (b) above or during the one-year period described in subsection (d) above and before

Stock Option Agreement – ________________

the Option otherwise lapses, the Option shall lapse one year after the date of Optionee's death.  Upon the Optionee's death, the Option may be exercised by the Optionee's beneficiary.

If the Optionee or his beneficiary exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Optionee's termination of employment (including vesting by acceleration in accordance with Article 14 of the Plan).

4.Exercise of Option.
(a) The Option shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company, in substantially the form attached hereto as Schedule A, or by such other procedure as the Committee may approve. If the person exercising the Option is not the Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. Unless the exercise is a broker-assisted "cashless exercise" (or the Committee approves a cashless “net exercise” of the Option) as described below, such written notice shall be accompanied by full payment in cash, shares of Stock previously acquired by the Optionee (which shares may be delivered by attestation or actual delivery of one or more certificates), or any combination thereof, for the Exercise Price for the number of shares specified in such written notice. The Fair Market Value of the surrendered Stock as of the last trading day immediately prior to the exercise date shall be used in valuing Stock used in payment of the exercise price. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, the Option may be exercised through a broker-dealer in a so-called "cashless exercise" whereby the broker sells the Option shares and delivers cash sales proceeds to the Company in payment of the exercise price. In such case, the date of exercise shall be deemed to be the date on which notice of exercise is received by the Company and the exercise price shall be delivered to the Company on the settlement date.
(b) Subject to the terms of this Option Agreement, the Option may be exercised at any time and without regard to any other option held by the Optionee to purchase stock of the Company. No fractional shares of Stock shall be issued upon exercise of the Option.
5.Limitation of Rights.   The Option does not confer to the Optionee or the Optionee's personal representative any rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the exercise of the Option.  Nothing in this Option Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Optionee's employment at any time, nor confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary.
6.Restrictions on Transfer and Pledge.   The Option may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or be subject to any lien, obligation, or liability of the Optionee to any other party other than the Company or a Parent or Subsidiary.  The Option is not assignable or transferable by the Optionee other than by will or the laws of descent and distribution.  The Option may be exercised during the lifetime of the Optionee only by the Optionee.
7.Restrictions on Issuance of Shares.   If at any time the Board shall determine in its discretion, that listing, registration or qualification of the shares of Stock covered by the Option upon any securities

Stock Option Agreement – ________________

exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.
8.Plan Controls.   The terms contained in the Plan are incorporated into and made a part of this Option Agreement and this Option Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative.
9.Successors.   This Option Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Option Agreement and the Plan.
10.Severability.   If any one or more of the provisions contained in this Option Agreement are invalid, illegal or unenforceable, the other provisions of this Option Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.
11.Dispute Resolution.   The provisions of this Section 11 shall be the exclusive means of resolving disputes arising out of or relating to the Plan and this Option Agreement.  The Company, the Optionee, and the Optionee’s assignees (the "parties") shall attempt in good faith to resolve any disputes arising out of or relating to the Plan and this Option Agreement by negotiation between individuals who have authority to settle the controversy.  Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party.  Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute.  If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan or this Option Agreement shall be brought in the United States District Court for the District of Colorado (or should such court lack jurisdiction to hear such action, suit or proceeding, in a state court in the State of Colorado) and that the parties shall submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.  THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.  If any one or more provisions of this Section 11 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
12.Notice.   Notices and communications under this Option Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid.  Notices to the Company must be addressed to:

UDR, Inc.

1745 Shea Center Dr., Suite 200

Highlands Ranch, Colorado  80129

Attn: Corporate Secretary

or any other address designated by the Company in a written notice to the Optionee.  Notices to the Optionee will be directed to the address of the Optionee then currently on file with the Company, or at any other address given by the Optionee in a written notice to the Company.

Stock Option Agreement – ________________

13.Notification of Disposition and Tax Withholding.   The Optionee agrees to notify the Company in writing within 30 days of any disposition of shares of Stock acquired by the Optionee pursuant to the exercise of the Option, if such disposition occurs within two years of the date of grant, or one year of the date of exercise, of the Option, to the extent the Option (or the portion thereof pursuant to which such shares of Stock were acquired) qualifies as an Incentive Stock Option.  The Company has the authority and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to the Option.
14.Interpretation.   It is the intent of the parties hereto that the Option qualify for incentive stock option treatment pursuant to, and to the extent permitted by, Section 422 of the Code, to the maximum extent possible. All provisions hereof are intended to have, and shall be construed to have, such meanings as set forth in applicable provisions of the Code and Treasury Regulations to allow the Option to so qualify.

IN WITNESS WHEREOF, UDR, Inc., acting by and through its duly authorized officers, has caused this Option Agreement to be executed, and the Optionee has executed this Option Agreement, all as of _______.

UDR, INC.

By:

Name:______________________

Title:______________________

Stock Option Agreement – ________________

THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE OPTIONEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS OPTION AGREEMENT OR THE PLAN SHALL CONFER UPON THE OPTIONEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF OPTIONEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE OPTIONEE’S RIGHT OR THE RIGHT OF THE OPTIONEE’S EMPLOYER TO TERMINATE OPTIONEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE OPTIONEE ACKNOWLEDGES THAT UNLESS THE OPTIONEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, OPTIONEE’S STATUS IS AT WILL.

The Optionee acknowledges receipt of a copy of the Plan and this Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof.  The Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understands all provisions of the Plan and this Option Agreement.  The Optionee hereby agrees that all disputes arising out of or relating to the Plan and this Option Agreement shall be resolved in accordance with Section 11 of this Option Agreement.

Optionee:

Print Name:

Date:

Stock Option Agreement – ________________

Schedule A

UDR, INC.

1999 LONG-TERM INCENTIVE PLAN

EXERCISE NOTICE

UDR, Inc.

1745 Shea Center Dr., Suite 200

Highlands Ranch, Colorado 80129

Attention: Corporate Secretary

1.Exercise of Option.  Effective as of today, ______________, 20__. ___________________, the undersigned (the "Grantee") hereby elects to exercise the Grantee’s option to purchase _____________________ shares of the Common Stock (the "Shares") of UDR, Inc. (the "Company") under and pursuant to the Company’s 1999 Long-Term Incentive Plan, as amended from time to time (the "Plan") and the Stock Option Agreement (the "Option Agreement") dated ___________, 2___.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.
2.Representations of the Grantee.  The Grantee acknowledges that the Grantee has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.
3.Rights as Stockholder.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15.1 of the Plan.
4.Delivery of Payment.  The Grantee herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale (or, to the extent permitted by the Committee, by way of a cashless “net exercise”) and remittance procedure to pay the Exercise Price provided in Section 4 of the Option Agreement.
5.Tax Consultation.  The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares.  The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.
6.Taxes.  The Grantee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.  If the Company is required to satisfy any foreign, federal, state or local income or employment tax withholding obligations as a result of such an early disposition, the Grantee agrees to satisfy the amount of such withholding in a manner that the Administrator prescribes.

7.Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company.  This Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.
8.Headings.  The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.
9.Dispute Resolution.  The provisions of Section 11 of the Option Agreement shall be the exclusive means of resolving disputes arising out of or relating to this Exercise Notice.
10.Governing Law; Severability.  This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Maryland without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Maryland to the rights and duties of the parties.  Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.
11.Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.
12.Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.
13.Entire Agreement.  The Notice, the Plan and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  Nothing in the Notice, the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

Submitted by:	Accepted by:
GRANTEE:	UDR, INC.
By:
____________________________________ (Signature)	Title:
Address:	Address:
______________________________ ______________________________	1745 Shea Center Dr., Suite 200 Highlands Ranch, Colorado 80129